UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

ZOMEDICA PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Phoenix Drive, Suite 180, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 369-2555

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2020, Zomedica Pharmaceuticals Corp. (the “Company”) entered into agreements, including a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell and issue, in a registered public offering (the “Offering”), an aggregate of 33,333,334 (the “Shares”) of the Company’s common shares (the “Common Shares”) and warrants (the “Warrants”) to purchase an aggregate of 16,666,667 Common Shares (the “Warrant Shares”), at a combined public offering price of $0.12 per Common Share and related Warrant. The Shares and the Warrants were offered in a fixed combination consisting of one Share and one-half of a Warrant to purchase one Common Share. The Shares and the Warrants will be separately issuable. Each whole Warrant will be exercisable for one Common Share.

The Warrants will be exercisable beginning on the date of issuance at an exercise price of $0.15 and will expire on the fifth anniversary of the date of issuance.

The aggregate gross proceeds of the Offering will be approximately $4.0 million, before deducting the placement agent fees and offering expenses payable by the Company, and assuming no exercise of the Warrants.

The Shares, the Warrants and the Warrant Shares are being offered pursuant to the Company’s effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2018, and was declared effective on January 30, 2019 (File No. 333-228926) (the “Registration Statement”), a prospectus supplement thereunder dated April 7, 2020 and the accompanying prospectus dated January 30, 2019. The Offering is expected to close on or about April 9, 2020, subject to customary closing conditions.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Offering pursuant to an engagement letter dated March 31, 2020 and a Placement Agency Agreement, dated April 7, 2020, by and between the Company and Wainwright (the “Placement Agency Agreement”). Pursuant to the terms of the Placement Agency Agreement, the Company has agreed to pay Wainwright 7.25% of the aggregate gross proceeds of the Offering, excluding the proceeds, if any, from the exercise of the Warrants. The Company also agreed to pay Wainwright $25,000 for non-accountable expenses, an expense allowance of up to $100,000 for legal fees and other out-of-pocket expenses and up to $12,900 for certain escrow and clearing services.

In addition, the Company agreed to issue to Wainwright, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 5.0% of the aggregate number of Common Shares sold in the Offering, or up to 1,666,667 Common Shares (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will have substantially the same terms as the Warrants being sold to the investors in this Offering, except that the Placement Agent Warrants will have a term of five years from the effective date of the Offering.

The foregoing descriptions of the Placement Agency Agreement, the Purchase Agreement, the Warrants, the form of which was included in the Purchase Agreement, and the Placement Agent Warrants are not complete and are qualified in their entireties by reference to the full text of the Placement Agency Agreement, the Purchase Agreement, the Warrant and the Placement Agent Warrant, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The Company issued a press release on April 7, 2020 announcing the Offering and a press release on April 7, 2020 announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

A copy of the opinion of Fasken Martineau DuMoulin LLP relating to the validity of the Shares and the Warrant Shares is filed herewith as Exhibit 5.1. A copy of the opinion of Lowenstein Sandler LLP relating to the validity of the Warrants is filed herewith as Exhibit 5.2.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Placement Agent Warrants and the Placement Agent Warrant Shares is hereby incorporated by reference into this Item 3.02. The Placement Agent Warrants and the Placement Agent Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Fasken Martineau DuMoulin LLP
5.2	Opinion of Lowenstein Sandler LLP
10.1	Placement Agency Agreement, dated April 7, 2020, by and between the Company and H.C. Wainwright & Co., LLC
10.2	Form of Securities Purchase Agreement, dated April 7, 2020, by and between the Company and the purchasers party thereto
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.2)
99.1	Press Release, dated April 7, 2020
99.2	Press Release, dated April 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: April 8, 2020	By:	/s/ Shameze Rampertab
	Name:	Shameze Rampertab
	Title:	Chief Financial Officer